EXHIBIT 99.1

                         FORM 4 JOINT FILER INFORMATION


Name:                         Brian K. Smith

Address:                      c/o DMIC LLC
                              c/o Private Capital Management, Inc.
                              2600 Eagan Woods Drive, Suite 150
                              Eagan, Minnesota 55121

Designated Filer:             DMIC LLC

Issuer and Ticker Symbol:     Dolan Media Company     DM

Date of Event
Requiring Statement:          8/7/2007


/s/ Brian K. Smith
--------------------
Brian K. Smith



Name:                         William C. Peterson

Address:                      c/o DMIC LLC
                              c/o Private Capital Management, Inc.
                              2600 Eagan Woods Drive, Suite 150
                              Eagan, Minnesota 55121

Designated Filer:             DMIC LLC

Issuer and Ticker Symbol:     Dolan Media Company        DM

Date of Event
Requiring Statement:          8/7/2007


/s/ William C. Peterson
-----------------------
William C. Peterson